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                                                                Exhibit 10(e)

                             SPLIT DOLLAR AGREEMENT

                 THIS AGREEMENT, made as of __________________, 19___ by and between QUAKER STATE CORPORATION, a Delaware corporation with offices in Oil City, Pennsylvania, ("Quaker State") and ___________________________________,
an individual residing in the ____________ of __________________, ("Employee").

                 WHEREAS, Employee has rendered faithful and competent services to Quaker State and Quaker State desires to encourage Employee's continued employment with Quaker State; and

                 WHEREAS, Employee owns or coincidentally herewith will become the owner of a policy insuring the life of Employee under insurance issued by The Equitable Life Assurance Society of the United States ("Insurer"); and

                 WHEREAS, in respect of Employee's services previously rendered to Quaker State and to be rendered to Quaker State, Quaker State desires to assist Employee in purchasing life insurance by advancing to the Employee a portion of the annual premiums due on said insurance; and

                 WHEREAS, pursuant to the terms of this Agreement, Employee is to own the insurance and certain rights with respect to the same are to be assigned to Quaker State as security in respect of the payment of obligations accruing due to Quaker State's advances to the Employee of a portion of the annual premiums due on the insurance.

                 NOW, THEREFORE, intending to be legally bound hereby, and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the parties hereto agree as follows:

                 1. Employee owns or coincidentally herewith shall become the owner of insurance on his life, issued by Insurer, in the face amount of $__________________ (the "Insurance"). The policy number, face amount of Insurance, and the register date shall be recorded on Schedule A annexed hereto, and the Insurance shall be subject to the terms and conditions of this Agreement and the collateral assignment to be made in accordance with paragraph 6 hereof.





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                 2.       Employee shall own the Insurance and may exercise all
rights of ownership with respect to it, except as otherwise provided hereinafter.

                 3.       (a)     All dividends declared by Insurer on the
Insurance shall be applied to purchase paid- up additional whole life insurance on Employee's life which additional insurance shall also be subject to this Agreement (the "Paid-up Additions").

                          (b)     Employee will elect and maintain in effect
with respect to the Insurance and Paid-up Additions the dividend option described in subparagraph (a) of this paragraph 3.

                 4.       (a)     Until termination of this Agreement for any
reason, on or before the due date of the annual premium on the Insurance Quaker State will advance to Employee, solely for the payment of such premium, the full amount of the annual premium minus the amount of taxable income that would be imputed to Employee if Quaker State paid the full amount of such annual premium.

                          (b)     On or before the due date of each annual
premium on the Insurance, Employee shall pay the Insurer the full amount of the annual premium. Employee shall provide Quaker State, within fifteen days after the due date of each annual premium, evidence that such annual premium has been paid.

                 5. Employee shall be obligated to repay to Quaker State the amount of premiums advanced to Employee by Quaker State pursuant to subparagraph (a) of paragraph 4 above. This obligation of Employee to Quaker State shall be payable solely as provided in paragraphs 7 and 9 hereof.

                 6. Coincident with this Agreement and in accordance with the Collateral Assignment Agreement attached hereto, Employee will collaterally assign to Quaker State (and maintain such collateral assignment in effect) certain rights in the Insurance (including Paid-up Additions) as security for the repayment of the amount to which reference is made in paragraph 5 above. Quaker State shall have no right to assign any right under this Agreement without Employee's consent, except if such assignment is to Employee. The collateral assignment pursuant to this paragraph 6 shall not be terminated, altered or amended by Employee without the express written consent of Quaker State.





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                 7.       (a)     Upon Employee's death, Quaker State shall be
entitled to receive, in a single sum, a portion of the death benefits provided under the Insurance (including Paid-up Additions). The amount to which Quaker State will be entitled shall be the amount which Employee is obligated to repay Quaker State pursuant to paragraph 5 above. The determination of such amount shall be in the sole discretion of Quaker State. Employee agrees that such determination is proper as to Employee, his successors, assigns, heirs, executors, administrators and beneficiaries. The receipt of such amount by Quaker State shall constitute satisfaction of Employee's obligation under paragraph 5 above.

                          (b)     Upon Employee's death, the beneficiary or
beneficiaries named by Employee shall be entitled to receive the amount of the death benefits provided under the Insurance (including Paid-up Additions) in excess of the amount payable to Quaker State under subparagraph (a) of this paragraph 7.

                          (c)     The parties hereto agree that the beneficiary
designation provision of the Insurance shall not conflict with the provisions hereof.

                 8. This Agreement shall terminate on the occurrence of any of the following events:

                          (a)     By written notice of the Employee to Quaker
State at any time, provided no premium on the Insurance is overdue;

                          (b)     By mutual written consent of the Employee and
Quaker State;

                          (c)     By surrender or cancellation of the entire
Insurance (including Paid-up Additions);

                          (d)     The end of any policy year, beginning with
the tenth (10th) policy year but in no event later than the fifteenth (15th) policy year, in which there is sufficient cash value in the Insurance to repay the premium advances made to Participant by Quaker State without voiding the Insurance;

                          (e) The date the Employee quits if such date is (i)
prior to the Employee's eligibility for retirement under the Quaker State Salaried Pension Plan, or (ii) after the





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Employee's eligibility for retirement under the Quaker State Salaried Pension
Plan and the Employee does not elect to commence receipt of retirement benefits but becomes employed by a competitor of Quaker State;

                          (f)     The date the Employee is terminated by the
Board of Directors of Quaker State as constituted on the date of this Agreement ("the current Board") or another Board of Directors of Quaker State consisting of a majority of directors on the current Board and/or persons recommended to succeed one or more of the Directors on the current Board by a majority of the Directors on the current Board and/or their successors as provided above;

                          (g)     Payment to Quaker State of the amount
referred to in subparagraph (a) of paragraph 7 upon the death of the Employee;
or

                          (h)     Upon the election of Quaker State, if the
Employee fails to fulfill any obligation hereunder for any reason including the failure to pay the annual premium on the Insurance when due; provided that any election to terminate this Agreement under this clause must be made within ninety (90) days after the later of (i) the failure to fulfill such obligation occurs, or (ii) Quaker State has knowledge that such failure has occurred.

                 9.       (a)     If this Agreement is terminated under
subparagraphs (a) through (f) or (h) of paragraph 8 above, Employee shall have thirty (30) days in which to make full payment to Quaker State of the amount the Employee is obligated to repay Quaker State pursuant to paragraph 5 above. Upon receipt of such repayment in full, Quaker State shall release the collateral assignment made by Employee to Quaker State pursuant to paragraph 6 above.

                          (b)     If the Employee does not repay the full
amount due to Quaker State within thirty (30) days, as provided in subparagraph
(a) above, then Quaker State may enforce its right to be repaid in accordance with paragraph 5 above under the collateral assignment only (i) from the cash surrender value of the Insurance (including Paid-up Additions); provided that in the event the cash surrender value exceeds the amount due to Quaker State, such excess shall be paid to Employee; or (ii) from a loan against the Insurance (including Paid-up Additions).





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                 10.      Insurer shall:

                          (a)     Not be deemed to be a party to this Agreement
for any purpose nor in any way responsible for its validity;

                          (b)     Not be obligated to inquire as to the
distribution of any monies payable or paid by it under the Insurance (including Paid-up Additions); and

                          (c)     Be fully discharged from any and all
liability under the terms of any policy issued by it, which is subject to the terms of this Agreement, upon payment or other performance of its obligation in accordance with the terms thereof, but as restricted by the collateral assignment referred to in paragraph 6 above.

                 11. This Agreement contains the entire and only agreement between the parties with respect to the subject matter of this Agreement, there being merged into this Agreement all prior and collateral representations, promises, and conditions in connection with the subject matter of this Agreement. Any representation, promise or condition not incorporated in this Agreement shall not be binding on the parties, their heirs, successors or assigns.

                 12. No amendment, modification, variation, extension, supplementation, renewal, termination (other than termination in accordance with paragraph 8 above), assignment or any future representation, promise, or agreement in connection with the subject matter of this Agreement shall be binding unless made in writing and signed by each party, or their respective heirs, successors or assigns.

                 13. This Agreement shall be binding upon and inure to the benefit of Quaker State and its successors and assigns, and the Employee, his successors, assigns, heirs, executors, administrators and beneficiaries.

                 14. Employee has voluntarily entered into this Agreement with the understanding that Quaker State's sole obligation is to assist Employee with the purchase of the Insurance as provided in paragraph 4(a) above and to take whatever steps are necessary with regard to obtaining repayment of the amount Employee is obligated to repay to Quaker State pursuant to paragraph 5 above. Quaker State shall have the sole discretion to determine the steps to be taken to obtain such repayment and any such determination shall be binding on Employee and Employee's successors, assigns, heirs, executors, administrators and beneficiaries.





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                 15.      This Agreement, and the rights of the parties
hereunder, shall be governed by and construed and enforced according to the laws of the Commonwealth of Pennsylvania.

                 IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first stated above.


ATTEST:                                     QUAKER STATE CORPORATION
                                            (Quaker State)



                                            By:
-----------------------------------         ------------------------------------
Assistant Corporate Secretary               Chairman and Chief Executive Officer

(SEAL)



-----------------------------------         ------------------------------------
Witness                                     Employee:





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                                   SCHEDULE A


         The following life insurance policy is subject to the attached Split-Dollar Agreement.


Insurer:                    The Equitable Life Assurance Society of the
                            United States

Insured:

Policy Number:

Face Amount:                $

Dividend Option:            Dividend Additions

Life Insurance Plan:        Whole Life-Level Face Amount Plan

Register
(Effective) Date:

Issue Date:





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                                                                   EXHIBIT 10(e)



                        COLLATERAL ASSIGNMENT AGREEMENT

         THIS AGREEMENT, made as of February _____, 199__, by and between ________________ ("Assignor") and QUAKER STATE CORPORATION ("Assignee").

                                  WITNESSETH:

         INTENDING to be legally bound hereby and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the parties hereto agree as follows:
          1. Assignor hereby assigns, transfers and sets over to Assignee, its successors and assigns, a right to surrender, a right to borrow against and a right to the death benefit under Policy No. ________________ issued upon the life of Assignor by The Equitable Life Assurance Society of the United States ("Insurer"), including paid-up additions and any contracts supplementary thereto (said policy, paid-up additions and contracts referred to as the "Policy") to the extent of the Liabilities (as hereinafter defined) subject to all terms and conditions of the Policy and this Agreement.
          2. This assignment is made as collateral security for the discharge of all liabilities of Assignor to Assignee, either now existing or hereafter arising under a Split Dollar Agreement dated as of February ____, 199__ between Assignor and Assignee relating to the Policy ("Liabilities").

          3. Assignee has the right to collect Policy proceeds from Insurer as set forth in paragraph 4, the right to surrender the Policy and to collect the cash value thereof as set forth in paragraph 5, and the right to borrow against the Policy as set forth in paragraph 6. ASSIGNOR





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RESERVES AND RETAINS ALL OTHER RIGHTS IN THE POLICY, unless otherwise restricted herein.

          4. (a) Upon Assignor's death, Assignee shall be entitled to collect, in a single sum, Policy proceeds from Insurer to the extent of the Liabilities. The receipt of such amount by Assignee shall constitute satisfaction of the Liabilities by Assignor.

                 (b) Upon Assignor's death, the beneficiary or beneficiaries named by Assignor shall be entitled to collect the Policy proceeds from Insurer in excess of the amount payable to Assignee under subparagraph (a) of this paragraph 4.

          5. Assignee may surrender the Policy on termination of the Split Dollar Agreement referred to in paragraph 2 above and receive from the Insurer the full amount of the cash value of the Policy. The receipt of such amount by Assignee shall constitute satisfaction of the Liabilities by Assignor. To the extent the cash value exceeds the Liabilities, Assignee shall pay such excess to Assignor.

          6. Assignee may borrow against the Policy on termination of the Split Dollar Agreement referred to in paragraph 2 above to the extent of the Liabilities prior to such loan. The loan to Assignee shall constitute satisfaction of the Liabilities by Assignor. Assignor shall be obligated to pay the interest on any such loan.

          7. Assignor shall have no right to borrow against or surrender the Policy while this Agreement is in effect or to change the paid-up additions dividend option required to be maintained in effect under the Split Dollar Agreement.

          8. Assignee shall not assign any right under this Agreement without Assignor's consent, except if such assignment is to Assignor.





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          9.     Assignee shall have the sole right to determine the amount of the Liabilities, to determine whether the Split Dollar Agreement has been terminated and to interpret and administer the provisions hereof. Insurer may recognize Assignee's claims without verifying Liabilities or investigating Assignee's application of any amount. Assignee's receipt shall be a full discharge and release of Insurer. Payment by Insurer of any death benefit assigned herein shall be as provided in paragraph 4 above.

         10. Assignee has no obligation under this Agreement to pay any Policy premium. Any policy charge shall be Assignor's obligation. Assignor may not exercise any automatic premium loan options while this Agreement is in effect.

         11. All notices from Insurer regarding Assignor's failure to pay any annual premium by the due date thereof shall be sent to Assignee at the following address:

                                  Quaker State Corporation
                                  c/o Treasurer
                                  225 E. John Carpenter Freeway
                                  Irving, TX  75062

Assignee shall have the sole discretion to select the option under the Policy which will apply in case the Policy lapses.

         12. Upon satisfaction of the Liabilities by Assignor pursuant to paragraph 4, 5 or 6 above, Assignee shall release the assignment made hereunder and this Agreement shall terminate.

         13. This Agreement may not be altered, amended or otherwise modified except in writing signed by Assignor and Assignee.

         14. In the event of any conflict between this Agreement and any other agreement between the parties, this Agreement shall control with respect to the Policy.





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      WITNESS the due execution hereof as of the date first stated above.

____________________________________       ____________________________________
Witness                                    Assignor:


ATTEST                                     QUAKER STATE CORPORATION
                                           (Assignee)

_____________________________________      ____________________________________
Assistant Corporate Secretary              Chairman and Chief Executive Officer





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